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                                                                    Exhibit 99.5


                        INSTRUCTIONS TO FORM OF ELECTION


             ______________________________________________________

               ONLY CURRENT COACH EMPLOYEES ARE ELIGIBLE TO TENDER
                SHARES HELD IN SARA LEE CORPORATION SAVINGS PLANS
             ______________________________________________________


________________________________________________________________________________

All tenders of shares of Sara Lee common stock are subject to the terms of the Form of Election and Offering Circular-Prospectus dated March 8, 2001, which was mailed to stockholders of record as of February 28, 2001. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 4, 2001, UNLESS SARA LEE EXTENDS THE OFFER. THE EXCHANGE AGENT MUST RECEIVE YOUR FORM OF ELECTION BEFORE 6:00 P.M., NEW YORK CITY TIME, ON MARCH 30, 2001 IF YOU WANT TO PARTICIPATE IN THE EXCHANGE OFFER. DO NOT FAX THE FORM OF ELECTION TO THE EXCHANGE AGENT.
________________________________________________________________________________

     These instructions for the Form of Election must be followed. Questions and requests for assistance or for additional copies of the offering circular-prospectus or the Form of Election may be directed to the exchange agent, Mellon Investor Services LLC at (866) 825-8873, toll-free, in the United States or (201) 373-5549 from elsewhere.


SECTION 1. ABOUT YOU AND YOUR SHARES

     Section 1 of the Form of Election shows the name and address of the Plan participant and the number of shares of Sara Lee common stock owned by you in each Plan, as reflected on the records of each Plan at the time of mailing these instructions. Mark through any incorrect address information that is printed in this area on the Form of Election. Clearly print your correct address in the space beside the printed information.


SECTION 2. ELECTION OPTIONS AND REQUIRED SIGNATURES


A)    NUMBER OF SHARES TENDERED

     The exchange offer is completely voluntary. You may tender in the exchange offer all, some or none of the shares of Sara Lee common stock held in your Sara Lee Plan accounts. IF YOU WANT TO KEEP ALL OF YOUR SHARES OF SARA LEE COMMON STOCK, YOU DO NOT NEED TO TAKE ANY ACTION. Your right to make an election will be carried out by directing the trustee of the Plans to tender shares on your behalf. The trustee of each Plan is the registered owner of all shares of Sara Lee common stock held in the Plans and, as such, only the trustee can tender shares held in the Plan. You may select from the following options:

     1. TENDER ALL SHARES OF SARA LEE COMMON STOCK HELD IN ONE OR MORE OF YOUR PLAN ACCOUNTS. If you select this option, the trustee of each Plan you indicate will tender all shares of Sara Lee common stock that are credited or allocable to your account(s) on the date the exchange offer expires, subject to the limitations described in this document. To select this option, you must check the appropriate box on the Form of Election for each Plan from which you desire to tender shares. You may choose to tender shares of Sara Lee common stock from any or all Plans in which you are a participant. For each Plan that you choose, you will receive 0.846 shares of Coach common stock for each Sara Lee share that is credited or allocable to your

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          account on the date the exchange offer expires, subject to the proration provisions contained in the offering circular-prospectus and described in this document.

     2. TENDER A PERCENTAGE (INDICATED BY YOU) OF THE SHARES OF SARA LEE COMMON STOCK IN ONE OR MORE OF YOUR PLAN ACCOUNTS. If you select this option, the trustee of each Plan you indicate will tender a portion, equal to the percentage you indicate, of the shares of Sara Lee common stock credited or allocable to your account(s), on the date the exchange offer expires, subject to the limitations described in this document. To select this option, you must fill in the blank on the Form of Election, for each Plan from which you desire to tender shares, with the percentage of the total shares in each Plan account that you desire to tender. You may choose to tender shares of Sara Lee common stock from any or all Plans in which you are a participant. For example, you may choose to tender 50% of the shares of Sara Lee common stock held in your ESOP account, and 10% of the shares of Sara Lee common stock held in your Sara Lee Common Stock Fund account. The percentage(s) you indicate in Section 2 of the Form of Election will be applied to the total number of shares of Sara Lee common stock credited or allocable to the indicated Plan account on the date the exchange offer expires. You will receive 0.846 shares of Coach common stock for each Sara Lee share that you tender, subject to the proration provisions contained in the offering circular-prospectus and described in this document.

     3. TENDER NONE OF YOUR SHARES OF SARA LEE COMMON STOCK. If you want to keep all of the shares of Sara Lee common stock held in your Plan account(s), then do nothing. YOU DO NOT NEED TO TAKE ANY ACTION. If you do not complete the Form of Election, the trustee will not tender any of the shares credited or allocable to any of your Plan account(s) and you will not participate in the exchange offer. You will not receive any shares of Coach common stock in the exchange offer, unless the exchange offer is undersubscribed and Sara Lee authorizes a dividend, after the exchange offer is complete, of its remaining shares of Coach common stock. Please note that even if you do not tender any shares of Sara Lee common stock in the exchange offer, your 401(k) account will be subject to the freeze period described in this document.


B)   YOU MUST SIGN THE FORM OF ELECTION

     You, as the beneficial owner of the Plan account holding shares of Sara Lee common stock that you desire to tender, must sign the Form of Election. The name of that individual must exactly match the name(s) on the Plan account. Please be sure to include your daytime telephone number.


BEFORE YOU MAIL YOUR FORM OF ELECTION, MAKE SURE YOU DO THE FOLLOWING:

     (a) Verify the election you have chosen; and

     (b) sign and date the Form of Election and include your daytime phone number.


ALL DISPUTES WILL BE RESOLVED BY SARA LEE, IN ITS DISCRETION.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered shares of Sara Lee common stock will be determined by Sara Lee, in its sole discretion, and its determination shall be final and binding on all tendering stockholders. Sara Lee reserves the absolute right to reject any or all tenders of shares of Sara Lee common stock determined by it not to be in proper form or the acceptance of which may, in the opinion of Sara Lee's counsel, be


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unlawful. Sara Lee also reserves the absolute right to waive any defect or irregularity in any tender of shares of Sara Lee common stock. All tendering stockholders, by execution of the Form of Election, waive any right to receive notice of the acceptance of their shares of Sara Lee common stock for exchange.

     Sara Lee reserves the right to request any additional information from any record or beneficial owner of shares of Sara Lee common stock that Sara Lee in its sole discretion determines to so request including information with respect to the tax status of any such person. None of Sara Lee, the exchange agent, or any other person shall be under any duty to give notification of any defect or irregularity in any tender, or incur any liability for failure to give any such notification. See the section entitled "The Exchange Offer -- Sara Lee's Interpretations are Binding" in the offering circular-prospectus.

     ANY DISPUTES REGARDING YOUR ELECTION OR THE ELECTIONS MADE BY OTHER STOCKHOLDERS WILL BE RESOLVED BY SARA LEE, AND ITS DETERMINATION WILL BE FINAL AND BINDING ON ALL TENDERING STOCKHOLDERS. SARA LEE AND THE EXCHANGE AGENT HAVE THE ABSOLUTE RIGHT TO REJECT ANY AND ALL FORM OF ELECTIONS WHICH THEY DETERMINE ARE NOT IN PROPER FORM, OR TO WAIVE DEFECTS IN ANY FORM.


                 QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER


                     EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP")


HOW WAS THE NUMBER OF SHARES OF SARA LEE COMMON STOCK LISTED ON THE FORM OF ELECTION DETERMINED?

     The ESOP trust primarily holds shares of Series A Convertible Preferred Stock of Sara Lee and a small number of shares of Sara Lee common stock. Each share of Series A Convertible Preferred Stock is convertible into shares of Sara Lee common stock at a conversion ratio that is based upon the appraised fair market value of the Preferred Stock and the average trading price of Sara Lee common stock on the New York Stock Exchange as of the conversion date. The fair market value of the Preferred Stock is appraised semi-annually and the most recent appraisal of $185.6875 per share of Preferred Stock was determined on December 15, 2000. The number of shares of Sara Lee common stock listed on your Form of Election equals the number of shares of Preferred Stock allocated to your account as of June 30, 2000 multiplied by the conversion ratio of shares of Sara Lee common stock for each share of Preferred Stock, plus the number of shares of Sara Lee common stock allocated to your account as of June 30, 2000.


HOW MANY ESOP SHARES CAN I TENDER?

     You may tender in the exchange offer any shares of Sara Lee common stock or Preferred Stock, whether vested or unvested, that have been allocated to your ESOP account as of June 30, 2000. Additional shares of Preferred Stock and possibly Sara Lee common stock will be allocated to your account effective as of December 31, 2000; however this allocation will not be completed before the exchange offer expires and consequently, these shares cannot be tendered. Even if you elect to tender 100% of the shares in your ESOP account, after the exchange offer is completed you may still have shares of Preferred Stock and Sara Lee common stock in your ESOP account as a result of the December 31, 2000 allocation.


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DO I NEED TO CONVERT MY ESOP PREFERRED STOCK INTO SARA LEE COMMON STOCK BEFORE
TENDERING SHARES IN THE EXCHANGE OFFER?

     No. If you elect to tender some or all of your ESOP shares in the exchange offer, the trustee of the ESOP (State Street Bank and Trust Company) will convert the applicable number of shares of Preferred Stock into common stock and will tender the common stock on your behalf. Each share of Preferred Stock will be converted into Sara Lee common stock at a conversion ratio that is determined based upon the December 15, 2000 appraised fair market value of the Preferred Stock ($185.6875 per share) and the average trading price of Sara Lee common stock on the New York Stock Exchange as of the conversion date.


WHAT WILL HAPPEN TO MY ESOP SHARES AFTER THE EXCHANGE OFFER?

     Coach will establish its own 401(k) Plan on or before June 30, 2001. Once the Coach plan has been established and the Sara Lee ESOP valuation has been completed, Sara Lee will transfer all accounts maintained in the Sara Lee ESOP for the benefit of Coach employees into Coach's 401(k) Plan, including shares of Coach common stock that are held in the Sara Lee ESOP as a result of the exchange offer. Before that time, Sara Lee will establish a new fund within the Sara Lee ESOP for the sole purpose of holding the shares of Coach common stock received by Plan participants in the exchange offer until such shares are transferred to Coach's 401(k) plan. The shares of Coach common stock you receive in the exchange offer, if any, will not appear in your Sara Lee ESOP statements or in any account information you access over the Internet or using the automated voice response system. During this period, your account will only reflect the shares of Sara Lee common stock and shares of Preferred Stock you have not elected to tender in the exchange offer. Upon completion of the exchange offer, you will receive a written confirmation verifying how many shares of Sara Lee common stock and shares of Preferred Stock held in your Sara Lee ESOP account were exchanged for shares of Coach common stock, if any. Coach's 401(k) plan will not have a Sara Lee common stock fund, so none of the shares of Sara Lee common stock or shares of Preferred Stock held in your ESOP account, if any, will be transferred to Coach's 401(k) plan. Instead, cash equal to the value of the shares of Sara Lee common stock and Preferred Stock allocated to your ESOP accounts will be transferred to your account in Coach's 401(k) Plan.


WILL THE VESTING OF MY ESOP SHARES BE AFFECTED BY THE EXCHANGE OFFER?

     No. You are entitled to tender unvested shares of Sara Lee common stock and Preferred Stock that have been allocated to your ESOP account. The vesting status of your ESOP shares will not change. The shares of Coach common stock that are credited to your account in exchange for your unvested shares of Sara Lee common stock and Preferred Stock also will be unvested. You will not automatically become vested in the shares of Coach common stock you receive in the exchange offer if you were not already vested in your shares of Sara Lee common stock and Preferred Stock. If you are not currently vested, you will continue to vest in the shares of Coach common stock you receive under the ESOP's existing vesting schedule. Generally, you become fully vested in your ESOP shares after five years of service with Sara Lee and/or Coach.


              SARA LEE CORPORATION 401(K) SUPPLEMENTAL SAVINGS PLAN


HOW WAS THE NUMBER OF SHARES OF SARA LEE COMMON STOCK LISTED ON THE FORM OF ELECTION DETERMINED?

     The Sara Lee Common Stock Fund holds shares of Sara Lee common stock and cash. The number of shares of Sara Lee common stock and the amount of cash held in the fund changes from day to day


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based upon activity within the fund. Each participant's investment in the fund is accounted for in terms of "units," which represent a participant's pro rata ownership of the stock and cash held by the fund. The Form of Election lists the proportionate number of shares of common stock corresponding to your investment as of February 21, 2001, based on the number of units credited to your account and the total assets of the fund on that date. On February 21, 2001, each unit was equivalent to approximately 0.736 shares of Sara Lee common stock. The number of shares of Sara Lee common stock that corresponds to one unit changes from time to time based upon activity within the fund and changes, if any, you make in your investment options.


HOW MANY SHARES FROM MY SARA LEE COMMON STOCK FUND ACCOUNT CAN I TENDER IN THE EXCHANGE OFFER?

     You may tender only those vested and unvested shares of Sara Lee common stock that are allocable to your account in the Sara Lee Common Stock Fund on the date that the exchange offer expires. If you elect to tender shares of Sara Lee common stock allocable to your Sara Lee Common Stock Fund account, the percentage you indicate on the Form of Election will be applied to the number of shares that corresponds to the number of units allocable to your account on the date the exchange offer expires. This number may be different from the number of shares printed on your Form of Election. Until the shares of Coach common stock are transferred to Coach's own 401(k) plan, Sara Lee will establish a new fund within the Sara Lee Corporation 401(k) Supplemental Savings Plan for the sole purpose of holding the shares of Coach common stock received by Plan participants in the exchange offer until such shares are transferred to the Coach 401(k) plan. Because your Sara Lee Common Stock Fund account is valued in units, rather than shares, the amount that will be transferred from your Sara Lee Common Stock Fund account to the new Coach common stock fund will be calculated by applying the percentage of your account that you elect to tender to your proportionate amount of the total value of the Sara Lee Common Stock Fund (which is expressed in units). The Coach common stock fund within the Sara Lee Corporation 401(k) Supplemental Savings Plan also will be tracked in units, not in shares.


WILL MY PAYROLL CONTRIBUTIONS AND/OR MY INVESTMENT OPTIONS IN THE SARA LEE COMMON STOCK FUND INCREASE THE NUMBER OF SHARES OF SARA LEE COMMON STOCK I CAN TENDER IN THE EXCHANGE OFFER?

     Maybe. Any payroll contributions that you have directed towards the Sara Lee Common Stock Fund will continue to be invested in shares of Sara Lee common stock allocable to your account. You may tender in the exchange offer any additional shares that are purchased with payroll contributions that are credited to your account before the exchange offer expires.

     You also can request to move money from existing fund balances into your Sara Lee Common Stock Fund account before the exchange offer is completed; however, transfers of money between existing balances within the Sara Lee Corporation 401(k) Supplemental Savings Plan are processed, and additional shares of Sara Lee common stock will be purchased for your account, ONLY ON THE LAST BUSINESS DAY OF EACH MONTH. If a funds transfer is processed before the exchange offer expires, you may tender in the exchange offer the additional shares that become allocable to your account as a result of such transactions. However, if you make a request to move money between existing fund balances and the exchange offer expires before the last business day of the month in which you made the transfer request, the additional shares of Sara Lee common stock will not become allocable to your Plan account until after the exchange offer is completed and, therefore, CANNOT be tendered in the exchange offer. The exchange offer is scheduled to expire on April 4, 2001.


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WILL THERE BE "FREEZE" PERIODS WHEN NO TRANSACTIONS WITHIN THE COMMON STOCK FUND
CAN BE PROCESSED?

     Yes. To ensure that the trustee tenders the correct number of shares of Sara Lee common stock on behalf of current Coach employees who elect to tender Plan shares in the exchange offer, and to ensure that the correct number of shares of Coach common stock are issued in exchange, we will need to temporarily freeze each Coach participant's account in the Sara Lee Common Stock Fund, which contains shares of Sara Lee common stock that are eligible for tender in the exchange offer. This administrative process may take up to ten business days. ONLY ACCOUNTS OF CURRENT COACH EMPLOYEES, AND ONLY ACCOUNTS IN THE SARA LEE COMMON STOCK FUND, WILL BE FROZEN.

     The temporary freeze period may last up to two weeks. At 5:00 P.M., New York City time, on the day that is five (5) business days before the exchange offer is scheduled to expire, which currently is March 28, 2001, the shares of Sara Lee common stock held in each Coach employee participant's account in the Sara Lee Common Stock Fund on that date will be segregated from other accounts and funds within the Sara Lee Corporation 401(k) Supplemental Savings Plan. During the freeze period, you will not be able to make inquiries regarding or obtain any information about your segregated shares of Sara Lee common stock. Please note that during this freeze period, if you call the automated voice response system, view your account over the Internet, or speak with a Benefits Express representative, the value of your Sara Lee Common Stock Fund account will not include the value of any shares of Sara Lee common stock held in that account on the date the Form of Election is due, and those shares of Sara Lee common stock will not be included in your Sara Lee Common Stock Fund account balance.

     Please note that even though the value of shares of Sara Lee common stock held in your Sara Lee Common Stock Fund account on the date the Form of Election is due will be unavailable, during the freeze period you will continue to have access to information to, and to effect transactions in, the rest of your account. New contributions and loan repayments, including contributions and repayments to your Sara Lee Common Stock Fund account, will continue to be made in accordance with your current investment elections. You also may reallocate funds among the other investment funds, take a new loan or withdrawal, or make new investment or contribution elections; however, any shares of Sara Lee common stock that you acquire after the date the Form of Election is due will not be eligible to be tendered in the exchange offer. When the exchange offer has been completed and the freeze period has ended, the value of your segregated shares of Sara Lee common stock will be integrated into your Sara Lee Common Stock Fund account (including any changes you effected during the freeze period) and you will have access to information about your account's full value.

     We do not yet know the exact dates on which the freeze period for the Sara Lee Common Stock Fund will begin and end, but we anticipate that it may last for 10 business days, beginning at 5:00 p.m., New York City time, five (5) business days before the exchange offer is scheduled to expire and ending at 5:00 p.m., New York City time, five (5) business days after the exchange offer expires. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS ARE SCHEDULED TO EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 4, 2001, SO THE FREEZE PERIOD IS SCHEDULED TO BEGIN AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 28, 2001 AND END AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 11, 2001, UNLESS SARA LEE EXTENDS THE OFFER.


CAN I TENDER UNVESTED SHARES OF SARA LEE COMMON STOCK THAT I RECEIVED FROM SARA LEE AS A MATCHING CONTRIBUTION?

     Yes. You are entitled to tender unvested shares of Sara Lee common stock that have been allocated to your Sara Lee Common Stock Fund account under Sara Lee's matching contribution program. The vesting status of your shares in the Sara Lee Common Stock Fund account will not change. The shares of


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Coach common stock that are credited to your account in exchange for your unvested shares of Sara Lee common stock also will be unvested. You will not automatically become vested in the shares of Coach common stock you receive in the exchange offer if you were not already vested in your Sara Lee employer matching shares. As long as you continue to be employed by Coach, you will continue to vest in the shares of Coach common stock you receive under the Sara Lee Common Stock Fund's existing vesting schedule. Generally, you become fully vested in your matching contributions after five years of service with Sara Lee and/or Coach.


WHAT WILL HAPPEN TO MY SARA LEE COMMON STOCK FUND ACCOUNT AFTER THE EXCHANGE OFFER?

     Coach will establish its own 401(k) Plan on or before June 30, 2001. Once the Coach plan has been established, Sara Lee will transfer all accounts of current Coach employees maintained in the Sara Lee Corporation 401(k) Supplemental Savings Plan into the Coach 401(k) Plan. Before that time, Sara Lee will establish a new fund within the Sara Lee Corporation 401(k) Supplemental Savings Plan for the sole purpose of holding the shares of Coach common stock received by Plan participants in the exchange offer until such shares are transferred to the Coach 401(k) plan. The Coach 401(k) plan will not have a Sara Lee common stock fund, so none of the shares of Sara Lee common stock held in your Sara Lee Plan account, if any, will be transferred to the Coach 401(k) Plan. Instead, cash equal to the value of the shares of Sara Lee common stock allocated to your Plan accounts will be transferred to your account in the Coach 401(k) Plan.

     Please note that, until these transfers to Coach's 401(k) Plan have been completed, you will not be able to purchase additional shares of Coach common stock in the Sara Lee Corporation 401(k) Supplemental Savings Plan. A new fund will be established within the Sara Lee Corporation 401(k) Supplemental Savings Plan to temporarily hold the shares of Coach common stock received by Plan participants in the exchange offer, but activity within this fund will be limited. You will be able to transfer investments out of this Coach common stock fund, such as by transferring investments into other funds within the Sara Lee Corporation 401(k) Supplemental Savings Plan, but you will NOT be able to:

     - make additional investments or loan payments in the fund that holds shares of Coach common stock acquired in the exchange offer;

     - transfer money into the fund that holds shares of Coach common stock from other funds in the Plan;

     - take any loans against the fund that holds shares of Coach common stock; or

     - receive any withdrawals, distributions or other payments (such as upon termination or retirement) from the fund that holds shares of Coach common stock.


  SARA LEE CORPORATION PERSONAL PRODUCTS RETIREMENT SAVINGS PLAN OF PUERTO RICO


HOW WAS THE NUMBER OF SHARES OF SARA LEE COMMON STOCK LISTED ON THE FORM OF ELECTION DETERMINED?

     The Form of Election lists the number of shares of common stock credited to your account in the Puerto Rico Common Stock Fund as of December 31, 2000, the most recent allocation date for the Plan. Allocations are made to participants' accounts within the Sara Lee Corporation Personal Products Retirement Savings Plan of Puerto Rico only on a quarterly basis, with investments credited to accounts


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ON THE LAST BUSINESS DAY OF EACH QUARTER. Your account balance will not change until the March 31, 2001 allocations are processed, which may be after the exchange offer is scheduled to expire.


HOW MANY SHARES IN MY PUERTO RICO COMMON STOCK FUND ACCOUNT CAN I TENDER IN THE EXCHANGE OFFER?

     You may tender only those shares of Sara Lee common stock that are credited to your account in the Puerto Rico Common Stock Fund on the date that the exchange offer expires. If you elect to tender some or all of the shares credited to your Puerto Rico Common Stock Fund account, the percentage you indicate on the Form of Election will be applied to the number of shares of Sara Lee common stock credited to your account on the date the exchange offer expires. The next allocation date for the Puerto Rico Common Stock Fund is March 31, 2001; however, the March 31, 2001 allocations may not be processed before the exchange offer expires. Unless Sara Lee extends the expiration date, the number of shares of Sara Lee common stock printed on your Form of Election should equal your account balance on the date the exchange offer expires, which will be the maximum number of shares you may tender from your Puerto Rico Common Stock Fund account.


CAN I MAKE ADDITIONAL INVESTMENTS IN THE PUERTO RICO COMMON STOCK FUND AND INCREASE THE NUMBER OF SHARES OF SARA LEE COMMON STOCK I CAN TENDER IN THE EXCHANGE OFFER?

     No. Payroll contributions directed towards the Puerto Rico Common Stock Fund and transfers of money between existing fund balances within the Sara Lee Corporation Personal Products Retirement Savings Plan of Puerto Rico are only processed quarterly. Purchases of additional shares of Sara Lee common stock are credited to your account ONLY ON THE LAST BUSINESS DAY OF EACH QUARTER. Requests for transfers of fund balances and payroll contributions made before December 31, 2000 will be processed before the expiration of the exchange offer, and the additional shares of Sara Lee common stock credited to your account from such investments CAN be tendered in the exchange offer. However, requests for transfers of fund balances and payroll contributions made after January 1, 2001 may not be completed before the exchange offer expires and any additional shares of Sara Lee common stock that will be credited to your account as a result of such transfers CANNOT be tendered in the exchange offer.


WHAT WILL HAPPEN TO MY PUERTO RICO COMMON STOCK FUND ACCOUNT AFTER THE EXCHANGE OFFER?

     Coach will establish its own Puerto Rico 401(k) Plan on or before June 30, 2001. Once the Coach plan has been established, Sara Lee will transfer all accounts of current Coach employees maintained in the Sara Lee Corporation Personal Products Retirement Savings Plan of Puerto Rico into Coach's Puerto Rico 401(k) Plan. Before that time, Sara Lee will establish a new fund within the Sara Lee Corporation Personal Products Retirement Savings Plan of Puerto Rico for the sole purpose of holding the shares of Coach common stock received by Plan participants in the exchange offer until such shares of Coach common stock are transferred to the Coach Puerto Rico 401(k) Plan. Coach's Puerto Rico 401(k) Plan will not have a Sara Lee common stock fund, so none of the shares of Sara Lee common stock held in your Sara Lee Plan account, if any, will be transferred to Coach's plan. Instead, cash equal to the value of the shares of Sara Lee common stock allocated to your Plan accounts will be transferred to your account in Coach's Puerto Rico 401(k) Plan.

     Please note that, until these transfers to Coach's Puerto Rico 401(k) Plan have been completed, you will not be able to purchase additional shares of Coach common stock in the Sara Lee Corporation Personal Products Retirement Savings Plan of Puerto Rico. A new fund will be established within the Sara Lee Corporation Personal Products Retirement Savings Plan of Puerto Rico to temporarily hold the shares of Coach common stock received by Plan participants in the exchange offer, but activity within


                                       8
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this fund will be limited. You will be able to transfer investments out of this
Coach common stock fund, such as by transferring investments into other funds within the Sara Lee Corporation Personal Products Retirement Savings Plan of Puerto Rico, but you will NOT be able to:

     - make additional investments in the fund that holds shares of Coach common stock acquired in the exchange offer;

     - transfer money into the fund that holds shares of Coach common stock from other funds in the Plan; or

     - receive any withdrawals, distributions or other payments (such as upon termination or retirement) from the fund that holds shares of Coach common stock.


               QUESTIONS APPLICABLE TO ALL SARA LEE PLAN ACCOUNTS


HOW MANY SHARES OF COACH COMMON STOCK WILL I RECEIVE IN MY PLAN ACCOUNT FOR EACH SHARE OF SARA LEE COMMON STOCK THAT I TENDER FROM MY PLAN ACCOUNT?

     You will receive in your Plan account 0.846 shares of Coach common stock for each share of Sara Lee common stock that you validly tender (and do not withdraw) in the exchange offer. This number is referred to as the "exchange ratio." You may receive fewer shares of Coach common stock if more than 41,402,285 shares of Sara Lee common stock are validly tendered. If that happens, the shares tendered by your Plan account and accepted in the exchange offer will be subject to proration, as described below.


ARE THERE ANY CONDITIONS TO SARA LEE'S OBLIGATION TO COMPLETE THE EXCHANGE
OFFER?

     Yes. Sara Lee is not required to complete the exchange offer unless the conditions described in the offering circular-prospectus dated March 8, 2001 are satisfied or waived. In particular, Sara Lee may not complete this exchange offer unless at least 37,262,057 shares of Sara Lee common stock are tendered so that at least 90% of its shares of Coach common stock can be exchanged. This minimum number of shares of Sara Lee common stock that must be tendered is referred to as the "minimum amount." Sara Lee may waive any or all of the conditions to the exchange offer, including the requirement that the minimum amount of shares of Sara Lee common stock be tendered.


WHAT HAPPENS IF MORE THAN 41,402,285 SHARES OF SARA LEE COMMON STOCK ARE TENDERED, I.E., THE EXCHANGE OFFER IS OVERSUBSCRIBED?

     If the exchange offer is oversubscribed, the number of shares of Sara Lee common stock to be accepted from each Sara Lee stockholder who validly tendered and did not withdraw shares of Sara Lee common stock will be reduced on a pro rata basis. We refer to this pro rata reduction as "proration." Proration will be based on the number of shares of Sara Lee common stock each stockholder has tendered in the offer, and not on the stockholder's aggregate ownership of shares of Sara Lee common stock. Any shares of Sara Lee common stock not accepted for exchange will be returned to your Plan account promptly following the expiration or termination of the exchange offer.


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

WHAT HAPPENS IF LESS THAN THE MINIMUM AMOUNT OF SHARES OF SARA LEE COMMON STOCK IS TENDERED?

     If less than the minimum amount of shares of Sara Lee common stock is tendered in the exchange offer, Sara Lee may terminate the exchange offer and return any shares of Sara Lee common stock that have been tendered. However, Sara Lee may waive this condition and complete the exchange offer as described in the offering circular-prospectus dated March 8, 2001, and then spin-off its remaining shares of Coach common stock. In a spin-off, all of the shares of Coach common stock held by Sara Lee after the exchange offer is completed will be distributed to the remaining Sara Lee stockholders on a pro rata basis.


CAN I CHANGE MY MIND AFTER I TENDER MY SHARES OF SARA LEE COMMON STOCK?

     Yes. You may withdraw tenders of your shares of Sara Lee common stock any time before the exchange offer expires by following the withdrawal procedures described in the offering circular-prospectus under the section entitled "The Exchange Offer--Withdrawal Rights." If you change your mind after you have withdrawn your tender, you may tender your shares of Sara Lee common stock again by following the tender procedures and re-delivering your shares of Sara Lee common stock before the expiration of the exchange offer.


WHAT IF MY SHARES OF SARA LEE COMMON STOCK ARE NOT ACCEPTED FOR EXCHANGE?

     Any shares of Sara Lee common stock not accepted for exchange will be returned to your Plan account promptly following the expiration or termination of the exchange offer. Shares of Sara Lee common stock tendered in the exchange offer may not be accepted if:

     -    the exchange offer is terminated by Sara Lee;

     - the exchange offer is oversubscribed, so that not all tendered shares of Sara Lee common stock are accepted;

     - a plan participant did not provide or complete the necessary documents before the expiration date, so the shares of Sara Lee common stock were not validly tendered shares; or

     - the exchange offer is not completed by May 2, 2001, which is the date that is 40 business days after March 8, 2001, the date the exchange offer was commenced.


     DELIVERY INSTRUCTIONS

     PLEASE NOTE THAT, FOR ADMINISTRATIVE PURPOSES, THE ELECTION DEADLINE FOR SHARES HELD IN THE ESOP, THE SARA LEE COMMON STOCK FUND AND THE PUERTO RICO COMMON STOCK FUND IS 6:00 P.M., NEW YORK CITY TIME, ON MARCH 30, 2001, WHICH IS EARLIER THAN THE GENERAL DEADLINE FOR OTHER STOCKHOLDERS.

     The method of delivery of the Form of Election is at the option and risk of the tendering stockholder. Except as otherwise provided below, the delivery will be deemed made only when actually received or confirmed by the exchange agent. If you send the Form of Election by mail, we recommend that you use registered mail, return receipt requested, and allow sufficient time to ensure timely receipt by the expiration date. DO NOT FAX THE FORM OF ELECTION.


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

     No alternative, conditional or contingent tenders will be accepted for exchange in the exchange offer. All tendering stockholders, by execution of the Form of Election, waive any right to receive any notice of the acceptance by Sara Lee of their tendered shares.


     THE FORM OF ELECTION AND ANY OTHER REQUIRED DOCUMENTS MUST BE SENT TO:


                          MELLON INVESTOR SERVICES LLC

BY MAIL:                                 BY HAND:                              BY OVERNIGHT DELIVERY:

MELLON INVESTOR SERVICES                 MELLON INVESTOR SERVICES              MELLON INVESTOR SERVICES
ATTN: REORGANIZATION DEPARTMENT          ATTN: REORGANIZATION DEPARTMENT       ATTN: REORGANIZATION DEPARTMENT
POST OFFICE BOX 3341                     120 BROADWAY, 13TH FLOOR              85 CHALLENDER RD-MAIL DROP-REORG
SOUTH HACKENSACK, NJ 07606               NEW YORK, NY 10271                    RIDGEFIELD PARK, NJ 07660

       FOR INFORMATION, CALL 866-825-8873, TOLL-FREE, IN THE UNITED STATES
                         AND 201-373-5549 FROM ELSEWHERE

DELIVERY OF THE FORM OF ELECTION TO A PERSON OTHER THAN THE EXCHANGE AGENT OR TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

BEFORE YOU MAIL YOUR FORM OF ELECTION, MAKE SURE YOU HAVE DONE THE FOLLOWING:

     (a) Verified the election you have chosen; and

     (b) signed and dated the Form of Election and included your daytime phone number.

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